                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2000 relating to the financial statements of edocs, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 2000